Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. PROVIDES
UPDATE ON LATE FILING STATUS

CARMEL, IN, March 18, 2015—ITT Educational Services, Inc. (NYSE: ESI), a leading provider of technology-oriented postsecondary degree programs, announced that it did not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “2014 Form 10-K”) on or before the due date of March 16, 2015. The company has received a notice from the New York Stock Exchange (“NYSE”) that the company is subject to the NYSE’s procedures under its timely filing criteria as a result of the company’s failure to file the 2014 Form 10-K by the due date. The issuance of such a notice is considered routine practice in situations where there are late filings with the Securities and Exchange Commission (“SEC”). Under NYSE rules, the company has six months from March 16, 2015 to file the 2014 Form 10-K. Until the company files the 2014 Form 10-K and all other periodic reports with subsequent due dates, its common stock will remain listed on the NYSE under the symbol “ESI,” with a “LF” indicator to signify late filing status. The company can regain compliance with the NYSE listing standards during the six-month period once it files the 2014 Form 10-K with the SEC, but only if it has also filed all other periodic reports with subsequent due dates.

As previously reported in Form 8-K filings, the company engaged a new independent registered public accounting firm during the fourth quarter of 2014.  Also as previously reported, the company will be required to consolidate into its consolidated financial statements the variable interest entity (the “2009 Entity”) in which the company holds a variable interest in connection with a private education loan program entered into in 2009.  After significant analyses and review associated with the accounting related to that consolidation, the company now believes that the effective date of the consolidation of the 2009 Entity is September 30, 2014.  Although management of the company has been working diligently to complete the company’s consolidated financial statements as of and for the three and nine months ended September 30, 2014 and as of and for the year ended December 31, 2014, the extensive analyses and reviews related to the consolidation of the 2009 Entity have caused the delays associated with completing the company’s financial statements and related disclosures for those periods.

Based on a preliminary, unaudited assessment of the fair values of the 2009 Entity’s assets and liabilities as of September 30, 2014 and the elimination of intercompany transactions, the company believes that it will not recognize a loss on the consolidation of the 2009 Entity.  The company is still evaluating and analyzing the impact of the consolidation of the 2009 Entity on its consolidated financial statements, but based on that same preliminary, unaudited assessment, the company believes that it may recognize a pre-tax gain related to the consolidation of the 2009 Entity that could be material to its consolidated financial statements for the year ended December 31, 2014.  This estimate of a potential pre-tax gain is preliminary and is the result of the difference between the estimated fair values of the assets and liabilities of the 2009 Entity as of September 30, 2014, which are subject to change. Further, the company does not believe that the consolidation of the 2009 Entity will have a material negative impact on its ability to comply with:

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•	its covenants under its financing agreement;
•	the U.S. Department of Education’s financial responsibility measurements, primarily the company’s institutions’ composite score;
•	the financial requirements of the state education and professional licensing authorities to which the company is subject; or
•	the financial metrics to which the company is subject under its guarantee arrangements related to the 2009 loan program and the PEAKS Private Student Loan Program.

However, the company is still evaluating the full impact of the consolidation of the 2009 Entity on these matters, and therefore cannot provide any assurance that the consolidation of 2009 Entity will not have a material negative impact on these matters, which could result in a material adverse effect on the company’s results of operations, financial condition and/or cash flows.  Further, the company did anticipate that it may be in noncompliance with certain covenants under its financing agreement and certain metrics under the risk sharing agreement it entered into with the 2009 Entity as a result of other factors, including related to the late filing of its 2014 Form 10-K and potential late filing of its Form 10-Q for the first quarter of 2015 (the “First Quarter 2015 Form 10-Q”), and therefore it recently entered into amendments to those agreements.  For additional information regarding those amendments and regarding the consolidation of the 2009 Entity, see the Form 8-K filed by the company with the SEC on March 18, 2015.

The company intends to file the 2014 Form 10-K, as well as its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “Third Quarter 2014 Form 10-Q”), as soon as practicable.  Based on the company’s current estimates, it believes that it may file the 2014 Form 10-K and the Third Quarter 2014 Form 10-Q on or before May 31, 2015.  Due to the uncertainty with respect to the timing of the completion of the necessary reviews and analyses, however, there can be no assurance that the company will be able to file the 2014 Form 10-K, the Third Quarter 2014 Form 10-Q or the First Quarter 2015 Form 10-Q by that date or within the NYSE’s six-month cure period. In the event the company fails to file its 2014 Form 10-K by the expiration of the six-month cure period, or if the company is delinquent in the filing of any of its subsequent periodic reports at the expiration of the six-month cure period, the NYSE may commence proceedings to delist the company’s common stock, unless the NYSE grants, in its sole discretion, a further extension of up to six months. There can be no assurance that the NYSE would not commence delisting proceedings at any time with respect to the company or that it would grant a further extension to the company.

 Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the impact of the company’s late filings with the SEC, including the 2014 Form 10-K; the impact of the adverse actions by the U.S. Department of Education (the “ED”) related to the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the ED by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; actions by the New York Stock Exchange to delist the company’s common stock; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; issues related to the restatement of the company’s financial statements for the first three quarters of 2013; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company's ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Nicole Elam, Vice President                                                                                                           www.ittesi.com
(317) 706-9200

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